UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2010

Global Defense Technology & Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34551	20-4477465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Farm Credit Drive, Suite 2300 McLean, VA	22102-5011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 703-738-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Global Defense Technology & Systems, Inc. (the “Company”) held its annual meeting of stockholders on June 10, 2010 in McLean, Virginia. The following table sets forth the matters presented for a vote by the stockholders and the votes cast for and against such matters.

	Matter	Votes For	Votes Withheld/Against	Abstentions	Broker Non-Votes

(1)	Election of John J. Devine as Director with a term serving until the 2011 Annual Meeting	7,616,429	55,753	—	753,431

(2)	Election of Jacques Gansler as Director with a term serving until the 2011 Annual Meeting	7,616,429	55,753	—	753,431

(3)	Election of John Hillen as Director with a term serving until the 2011 Annual Meeting	7,606,687	65,495	—	753,431

(4)	Election of Ronald C. Jones as Director with a term serving until the 2011 Annual Meeting	7,599,987	72,195	—	753,431

(5)	Election of Damian Perl as Director with a term serving until the 2011 Annual Meeting	5,457,850	2,214,332	—	753,431

(6)	Election of Eric S. Rangen as Director with a term serving until the 2011 Annual Meeting	7,616,429	55,753	—	753,431

(7)	Election of Thomas R. Wilson as Director with a term serving until the 2011 Annual Meeting	7,616,429	55,753	—	753,431

(8)	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010	8,423,055	1,427	1,131	—

There were no abstentions with respect to election of directors. There were no broker non-votes with respect to the ratification of the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Defense Technology & Systems, Inc.

Date: June 14, 2010	/s/ John Hillen

John Hillen
President and Chief Executive Officer